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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2003

Huntsman International LLC
(Exact name of registrant as specified in its chapter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        On April 2, 2003, Huntsman International LLC (the "Company") announced that it intends to issue approximately $150 million in aggregate principal amount of its Senior Notes due 2009 in a private offering under Rule 144A of the Securities Act of 1933. The press release announcing the proposed offering has been furnished with this current report as Exhibit 99.1.

        In connection with the proposed offering of Senior Notes, the Company expects to make one or more presentations to potential investors at which it will present the following information:

        1.    The Company believes that its EBITDA for first quarter 2003 will be in line with EBITDA for the fourth quarter 2002, excluding the effects of foreign exchange gains not allocated to the Company's business segments in each quarter. For a discussion of the Company's definition of EBITDA, please see the Company's 2002 Annual Report on Form 10-K (the "2002 10-K").

        2.    HMP Equity Holdings Corporation ("HMP") owns 100% of Huntsman LLC and, directly and indirectly, owns approximately 61% of the membership interests of the Company's direct parent, Huntsman International Holdings LLC ("HIH"). HMP has engaged advisors and currently intends to offer within the next 30 days approximately $320 million in aggregate principal amount of senior discount notes, with warrants, in a private offering under Rule 144A of the Securities Act of 1933. HMP has identified lead investors that are currently completing due diligence and negotiating final documentation.

        The proceeds from the HMP offering would be used by HMP to complete the purchase from Imperial Chemicals Industries PLC ("ICI") of 30% of the membership interests of HIH and the senior subordinated reset discount notes due 2009 of HIH that were originally issued to ICI. These transactions would be completed pursuant to agreements with ICI which are discussed in more detail in the 2002 10-K.

        The HMP securities will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 and may also be offered to non-U.S. persons in reliance on Regulation S under the Securities Act of 1933. At the time of the HMP offering, the HMP securities will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

        This disclosure does not and will not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the HMP securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL LLC
/s/ J. KIMO ESPLIN J. Kimo Esplin Executive Vice President and Chief Financial Officer

Dated: April 2, 2003

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated April 2, 2003

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  Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS